EXHIBIT 5

                            FREDRIKSON & BYRON, P.A.
                             900 Second Avenue South
                          Minneapolis, Minnesota 55402

                            Telephone: (612) 347-7000
                            Facsimile: (612) 347-7077



                                 August 26, 1997

Health Risk Management, Inc.
8000 West 78th Street
Minneapolis, Minnesota  55439

     Re: Registration Statement on Form S-8

Ladies/Gentlemen:

     We are acting as corporate counsel to Health Risk Management, Inc. (the "Company") in connection with the original registration by the Company on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act") of options and 400,000 shares (the "Shares") of Common Stock issuable pursuant to the Company's 1992 Long-Term Incentive Plan (the "Plan").

     In acting as such counsel and for the purpose of rendering this opinion, we have reviewed copies of the following, as presented to us by the Company:

     1.   The Company's Articles of Incorporation, as amended.

     2.   The Company's Bylaws, as amended.

     3. Certain corporate resolutions adopted by the Board of Directors of the Company pertaining to the adoption and amendment of the Plan.

     4.   The Plan.

     5.   The Registration Statement.

     Based on, and subject to, the foregoing and upon representations and information provided by the Company or its officers or directors, it is our opinion as of this date that:

     1. The Shares are validly authorized by the Company's Articles of Incorporation, as amended.
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     2.   Upon  issuance  and  delivery  of the  Shares  against  receipt by the
          Company of the  consideration  for the Shares pursuant to the terms of
          the  Plan,  the  Shares  will  be  validly  issued,   fully  paid  and
          nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                           Very truly yours,

                                           FREDRIKSON & BYRON, P.A.


                                           By  /s/ David C. Grorud
                                              David C. Grorud